Exhibit 10.43

SECOND AMENDMENT TO

AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made effective as of April 8, 2016, by and between NETAPP, INC., a Delaware corporation (“Seller”), and GOOGLE INC., a Delaware corporation (“Buyer”).

R E C I T A L S

A.Seller and Buyer previously entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of March 9, 2016, as amended by that certain First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of March 11, 2016, (as amended, the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, eight (8) buildings located on the Land situated in the City of Sunnyvale, County of Santa Clara, California ("Property"), and commonly known as follows: (i) an approximately 46,170 square foot building located at 1299 Orleans Drive, (ii) an approximately 42,624 square foot building located at 1277 Orleans Drive, (iii) an approximately 95,464 square foot building located at 1260 Crossman Avenue, (iv) an approximately 125,648 square foot building located at 1240 Crossman Avenue, (v) an approximately 110,160 square foot building located at 549 Baltic Way, (vi) an approximately 88,320 square foot building located at 641 Baltic Way, (vii) an approximately 43,372 square foot building located at 611 Baltic Way, and (viii) an approximately 43,372 square foot building located at 633 Caribbean Drive, which Property is more particularly described in the Agreement.

B.Seller and Buyer now desire to amend the Agreement, upon the terms and conditions more particularly set forth herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the terms and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree to amend the Agreement as follows:

1.Definitions.  All defined terms used herein without definition shall have the meaning ascribed thereto in the Agreement; provided that all references to “Baltic Avenue” or “Baltic Drive” in the Agreement shall be deemed to be “Baltic Way” for all purposes.

2.Outside Closing Date.  Notwithstanding anything to the contrary in the Agreement, the Outside Closing Date is hereby extended to April 19, 2016, subject to any extension rights provided in the Agreement.  In no event shall the Outside Closing Date be later than April 22, 2016.

3.Miscellaneous.

(a)Effect of Amendment.  Except to the extent the Agreement is modified by this Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.  As used in the Agreement, all references to “this Agreement” shall mean and refer to the Agreement as amended by this Amendment.

(b)Entire Agreement.  The Agreement, together with this Amendment, embodies the entire understanding between Buyer and Seller with respect to its subject matter and can be changed only by an instrument in writing signed by Buyer and Seller.

(c)Counterparts.  This Amendment may be executed in one or more counterparts, including facsimile counterparts or electronic counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment.

(d)Applicable Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.

“SELLER”NETAPP, INC.,

a Delaware corporation

By:_/s/ Jeffrey K. Bergmann__________

Name: Jeffrey K. Bergmann

Title:_Interim CFO

“BUYER”	GOOGLE INC., a Delaware corporation

By: /s/ David Radcliffe
Name: David Radcliffe
Title: VP, Real Estate

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